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                                   EXHIBIT 23.1




















































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                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Harman International Industries, Incorporated


We consent to incorporation by reference in the Registration
Statement Nos. 33-
20559, 33-28973, 33-36388, 33-60234 and 33-60236 on Form S-8 of
Harman
International Industries, Incorporated of our report dated August
12, 1994,
relating to the consolidated balance sheets of Harman International
Industries,
Incorporated and subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of operations, cash flows and shareholders' equity and related schedules for each of the years in the three year period ended June 30,
1994, which report appears in the June 30, 1994 annual report on Form 10-K of
Harman International Industries, Incorporated.

/s/ KPMG Peat Marwick LLP

Los Angeles, California
September 19, 1994




































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                                   EXHIBIT 27.1



















































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